Exhibit 21
Subsidiaries of Versant Media Group, Inc.

Name of Subsidiary	Jurisdiction of Organization
Albatros Datenservice GmbH	Germany
Albatros Solutions (Pty) Ltd	South Africa
Blackstream Media, LLC	Georgia
Blastr Productions LLC	Delaware
BRS Golf Limited	Northern Ireland
Business News (Asia) LLP	Singapore
Business News (Europe) Partnership	Delaware
CNBC (UK) Limited	England & Wales
CNBC Advertising (Shanghai) Co., Ltd.	China
CNBC LLC	Delaware
CNBC Media Productions LLC	Delaware
CNBC Productions of Louisiana LLC	Louisiana
CNBC Publishing LLC	Delaware
CNBC World LLC	Delaware
Digital Golf Solutions SAS	France
E! Entertainment Television, LLC	Delaware
E! Media Productions, LLC	Delaware
E! Networks Productions, LLC	Delaware
Exclamation Music, LLC	California
EZLinks Golf Holdings, LLC	Delaware
EZLinks Golf LLC	Delaware
Fandango at Home, LLC	Virginia
Fandango Holdings LLC	Virginia
Fandango Loyalty Solutions, LLC	Virginia
Fandango Marketing, Inc.	Virginia
Fandango Media, LLC	Virginia
Fandango Merchandising, LLC	Virginia
Free TV Networks, LLC	Georgia
FTV Acquisition Co, LLC	Georgia
Golfcolorado.com, LLC	Colorado
GolfNow Enterprises Inc.	British Columbia
Golfnow, LLC	Florida
Incuborn Solutions, LLC	Arizona
INDY Cinema Group Ltd.	Scotland
INDY Cinema Group Limited	New Zealand
INDY Cinema Group, LLC	North Carolina
INDY Cinema Group Pty Ltd	Australia
LSS Football LLC	New York

MediaNaviCo LLC	Virginia
Mighty Ticket, LLC	Virginia
MovieTickets.com Promotions, LLC	Virginia
MovieTickets.com, LLC	Virginia
MS NOW Cable LLC	Delaware
MS NOW Music Publishing LLC	Delaware
MS NOW Super Desk LLC	Delaware
MS NOW, LLC	Delaware
MTC Acquisition LLC	Delaware
Music of Syfy Channel LLC	Delaware
Music of USA Cable Entertainment LLC	Delaware
Music of USA Network LLC	Delaware
National Center for Safety Initiatives, LLC	Delaware
NewCo Cable, Inc.	Delaware
O2 Holdings, LLC	Delaware
O2 Music, LLC	Delaware
Oxygen Cable, LLC	Delaware
Oxygen Media Interactive LLC	Delaware
Oxygen Media Productions LLC	Delaware
Oxygen Media, LLC	Delaware
Papaya Holdings, LLC	Delaware
PCA Productions LLC	Delaware
Sci Fi (VCSF) Holding LLC	Delaware
Sci Fi Lab Development LLC	Delaware
Sci Fi Lab LLC	Delaware
Spark EC Property Holdings, LLC	Delaware
Sports Cards LLC	Kentucky
SportsEngine Canada, Inc.	British Columbia
SportsEngine Holdings, LLC	Delaware
SportsEngine UK Limited	Northern Ireland
SportsEngine, LLC	Delaware
Syfy Channel Publishing LLC	Delaware
Syfy LLC	Delaware
Syfy Media Productions LLC	Delaware
TeamUnify, LLC	Oregon
TGC, LLC	Delaware
TST Events, LLC	Minnesota
TST Management Services LLC	Minnesota
TZGZ Productions LLC	Delaware
USA Cable Entertainment LLC	Delaware
USA Cable Entertainment Publishing LLC	Delaware

USA Network Media Productions LLC	Delaware
USA Network Publishing LLC	Delaware
Versant (Singapore) Holdings I Pte Ltd	Singapore
Versant (Singapore) Holdings II Pte Ltd	Singapore
Versant (UK) Holdings Limited	England & Wales
Versant Fandango Holdings, LLC	Virginia
Versant Media Holdings, Inc	Pennsylvania
Versant Media, LLC	Delaware
Versant Sports Mobile Apps, LLC	Delaware
Versant Television Networks, LLC	New York